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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 13, 2004

                          COMMONWEALTH INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                   0-25642                    13-3245741
 (State of incorporation)    (Commission File Number)     (I.R.S. Employer

          500 West Jefferson Street
            PNC Plaza-19th Floor
            Louisville, Kentucky                             40202-2823
(Address of principal executive office)                      (Zip Code)

       Registrant's telephone number, including area code: (502) 589-8100

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Item 9.  Regulation FD Disclosure.

        See the following joint press release, dated August 12, 2004, relating to IMCO Recycling Inc. and Commonwealth Industries, Inc. announcing executive retirements as well as appointments following proposed merger:

NEWS RELEASE
                                  Contacts:

                                  Paul V. Dufour - IMCO Recycling Inc.
                                                   (972) 401-7391

                                  Kim S. Knotts - Commonwealth Industries, Inc.
                                                  (502) 588-8207


          IMCO RECYCLING AND COMMONWEALTH INDUSTRIES ANNOUNCE EXECUTIVE RETIREMENTS AS WELL AS APPOINTMENTS FOLLOWING PROPOSED MERGER


Irving, Texas and Louisville, Kentucky (August 12, 2004) - IMCO Recycling Inc. (NYSE: IMR) and Commonwealth Industries, Inc. (NASDAQ/NM: CMIN) today announced the planned retirements of two executives and the appointments of several others who will assume positions in the company to be formed if IMCO's and Commonwealth's proposal to merge receives the necessary stockholder and regulatory approvals.

The proposed merger is expected to close in the fourth quarter of 2004.

On June 17 it was announced that Steven J. Demetriou, president and chief executive officer and a director of Commonwealth, would become chairman and chief executive officer of the merged company. Today he said that Richard L. Kerr, president and chief executive officer of IMCO, has decided to retire when the merger closes. Mr. Demetriou said that Mr. Kerr, 61 years old, "has worked in the aluminum industry for 35 years and has been instrumental in the development and growth of IMCO. He has served as chairman of The Aluminum Association and his important contributions to the industry are well known. We look forward to an ongoing relationship with Dick."

Prior to joining IMCO, Mr. Kerr worked for Alcoa in several key management positions. He joined IMCO in 1984 when the company had one processing plant and held increasingly responsible executive positions as the company grew through acquisitions and internal expansion. It now operates a total of 26 facilities in the U.S. and abroad.

He said, "I'm confident that the proposed merger is the best course of action for the stockholders and employees of both companies, and I'm pleased to have had the opportunity to help lead, develop and implement this combination."

In addition, Mr. Demetriou said that Paul V. Dufour, 65 years old and executive vice president and chief financial officer of IMCO, also has decided to retire when the merger closes. "Paul has played a strategic role in the leadership of IMCO and has managed its financial and administrative affairs since its formation over 17 years ago," Mr. Demetriou said.

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As previously announced, Chris Clegg will be general counsel, and Mike Friday will be chief financial officer of the merged company. Messrs. Clegg and Friday will report to Mr. Demetriou.

The following individuals have been named to lead the merged company's operating business units reporting to Mr. Demetriou.

         - John J. Wasz will continue as president of the aluminum fabricating business unit.
         - Joseph M. Byers, currently senior vice president, aluminum commercial for IMCO, will become president of the recycling and alloys business unit.
         - Barry K. Hamilton, currently president of U.S. Zinc Corporation, a wholly owned subsidiary of IMCO, will serve as president of the zinc business unit.
         - Dieter Koch and Roland Scharf-Bergmann, currently co-managing directors of VAW-IMCO GmbH of Germany, a wholly owned subsidiary of IMCO, will serve as co-managing directors of the European business unit.

In addition, the following individuals will have functional leadership roles in the merged company. Sean Stack will have responsibility for both treasury and all M&A activity. Jeffrey B. Holder, currently vice president, information technology for IMCO, will become head of the IT function for the merged company. Robert R. Holian, currently senior vice president, controller and chief accounting officer for IMCO, will become corporate controller of the new company. All three will report directly to the chief financial officer.

Denis Ray, who has worked at both IMCO and Commonwealth, will manage manufacturing shared services and report directly to Mr. Demetriou.

J. Tomas Barrett, currently senior vice president and assistant chief financial officer of IMCO, will serve as integration coordinator. This position is expected to continue six-to-twelve months post-closing.

Mr. Demetriou said, "Several other decisions remain to be made regarding the future leadership of the merged company. Our joint steering committee is continuing to work quickly to complete the new organization and to finalize the geographic locations of major activities. Our intention is to drive key responsibilities down into the business units and operating functions, with the goal of co-locating as much of the organizations as possible. We hope very shortly to announce pending decisions about other executive appointments, locations of business unit offices, and the name of the merged company."

He also reported that the Federal Trade Commission has granted IMCO's request for early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act.

IMCO Recycling Inc. is one of the world's largest recyclers of aluminum and zinc. The company has 21 U.S. production plants and five international facilities located in Brazil, Germany, Mexico and Wales. IMCO Recycling's headquarters office is in Irving, Texas.

Commonwealth Industries, Inc. is one of North America's leading manufacturers of aluminum sheet for the distribution, transportation, construction and consumer durables end-use sectors. The company has direct-chill casting facilities in Kentucky and continuous casting mini-mills in Ohio and California. Commonwealth's headquarters office is in Louisville, Kentucky.

Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the consummation of the closing of the definitive merger agreement of Commonwealth and IMCO Recycling Inc., and the Company's and its subsidiaries' expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive position and growth opportunities are forward-looking statements. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Such factors may include, without limitation, the success of the implementation of the Company-wide information system, the effect of global economic conditions, the ability to achieve the level of cost savings or productivity improvements anticipated by management, including synergies that the IMCO merger are expected to produce, the timing of the closing of the proposed merger with IMCO, the effect (including possible increases in the cost of doing business) resulting from war or terrorist activities or political uncertainties, the ability to successfully implement new marketing and sales strategies, the impact of competitive products and pricing, product development and commercialization, availability and cost of critical raw materials, the ability to effectively hedge the cost of raw materials, capacity and supply constraints or difficulties, the success of the Company in implementing its business strategy, and other risks as detailed in the Company's various filings with the Securities and Exchange Commission.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COMMONWEALTH INDUSTRIES, INC.

                                    By    /s/ Christopher R. Clegg
                                          ----------------------------
                                          Christopher R. Clegg
                                          Vice President, General Counsel
                                          and Secretary

Date: August 13, 2004